UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2013

Lazard Ltd

(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-32492	98-0437848
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Clarendon House

2 Church Street

Hamilton, Bermuda HM 11

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (441) 295-1422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 15, 2013, Lazard Ltd issued a press release announcing the final settlement results of the previously announced cash tender offer (the “Tender Offer”) of its subsidiary Lazard Group LLC (“Lazard Group”) for any and all of Lazard Group’s outstanding 7.125% Senior Notes due 2015 (the “Notes”). Acceptance of the Notes for purchase in the Tender Offer was subject to the satisfaction or waiver of certain conditions as set forth in the offer to purchase and the related letter of transmittal delivered to holders of the Notes on November 6, 2013. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On November 15, 2013, based on the final settlement results of the Tender Offer, Lazard Group accepted for purchase $443,111,000 aggregate principal amount of the Notes validly tendered on or prior to the expiration time of the Tender Offer.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lazard Ltd

By:	/s/ Matthieu Bucaille
Name: Matthieu Bucaille
Title: Chief Financial Officer

Date: November 15, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 15, 2013